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                                                                   Exhibit 10(a)
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J. C. Penney Company, Inc.
Deferred Compensation Plan for Directors
AS AMENDED EFFECTIVE APRIL 9, 1997
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1. PURPOSE OF PLAN
The purpose of the J. C. Penney Company, Inc. Deferred Compensation Plan for Directors ("Plan") is to provide a procedure whereby a member of the Board of Directors of J. C. Penney Company, Inc. ("Company") who is not an associate of the Company or any of its subsidiaries ("Director") may defer the payment of all or a specified portion of the compensation payable to the Director for services as a Director, including the annual retainer, meeting fees, and fees payable to a Director for services above and beyond those services in connection with his or her Board and committee responsibilities ("Fees"). Deferred Fees will be subject to Social Security Self-Employment tax in the year the Fees are paid irrespective of when such Fees are earned. A Director who elects to defer the payment of Fees will be eligible to make a deductible Keogh Plan contribution with respect to such Fees in the year such Fees are actually paid to the Director.

2. ADMINISTRATION
The Plan shall be administered by a committee ("Committee") consisting of one or more persons appointed from time to time by the Board of Directors out of those members of the Board of Directors who have never been participants under the Plan. The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the foregoing matters shall be conclusive and binding on all interested parties.

3. ELECTION TO DEFER
A Director may elect, at any time, to defer payment of all or a specified portion of any unearned Fees. Such election shall be effective on the first day of the month following receipt by the Secretary of the Company of written notice thereof.

4. DIRECTORS' ACCOUNTS
There shall be established for each Director participating in the Plan an account on the books of the Company, to be designated as such Director's deferred compensation account ("Account"). Unless and until a Change of Control (as defined hereinafter) shall be deemed to have occurred, all amounts deferred pursuant to the Plan, together with any further amounts accrued thereon, as hereinafter provided, shall be held in the general funds of the Company and shall be credited to the Director's Account. The Company shall furnish quarterly or upon request to each participating Director a statement of such Director's Account. In the event a Change of Control (as defined hereinafter) shall be deemed to have occurred, the Company's liability for benefits under the Plan shall be funded under an irrevocable trust which shall be subject to the claims of the Company's general creditors so that Eligible Directors will not be currently taxed upon the funding of such benefits.

For purposes of this Section 4, a Change of Control shall be deemed to have occurred if (a) any person or "group" (as determined for purposes of Securities and Exchange Commission Regulation 13D-G), except any majority-owned subsidiary or any Company employee benefit plan or any trust or investment manager thereunder, shall have acquired "beneficial ownership" (as determined for purposes of Securities and Exchange Commission Regulation 13D-G) of shares of Company common stock having 40% or more of the voting power of all outstanding shares of Company capital stock;

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or (b) a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation in which outstanding shares of Company common stock are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof) or other securities or cash or other property
(excluding payments made solely for fractional shares); or (c) the sale of all, or substantially all, of the Company's assets occurs.

If a Director should make the one-time election under the J. C. Penney Company, Inc. Retirement Plan for Non-Associate Directors to cease participation in that plan and to transfer his or her accrued benefit under that plan to this Plan, the amount so transferred, together with any further amounts accrued thereon ("Retirement Transfer"), shall be a part of the Director's Account, but segregated for purposes of the payment limitation under Section 5 with respect to the Retirement Transfer.

Effective with respect to calendar quarters ending before July 1, 1984, on the first business day following the end of each such quarter, interest shall have been accrued and credited to each such Account on the basis of the average balance in such Account during the quarter at an annual rate which shall be equal to the lesser of (i) three percent below the average Prime Lending Rate in effect during the quarter or (ii) the average short-term interest rate on borrowed funds paid by the Company and its subsidiary, J. C. Penney Financial Corporation, during the quarter. "Prime Lending Rate" shall mean the rate that The Chase Manhattan Bank, N.A. charges from time to time at its principal domestic office on 90-day loans to responsible and substantial commercial borrowers.

Effective with respect to calendar quarters ending after June 30, 1984, but ending before December 31, 1988, a Director may elect that all but not a part of the balance in his or her Account be determined by reference to one of the following factors ("Factors"):

   (1) the addition of interest, to be accrued during each such quarter and to be credited to such Account on the first business day following the end of such quarter on the basis of the average balance in such Account during such quarter, at a rate equal, also at such Director's election, to either (a) the average annual rate payable for one-year United States Treasury Notes issued during such quarter, or (b) the guaranteed annual rate in effect for such quarter under the Interest Income Account of the J.C. Penney Company, Inc. Savings and Profit-Sharing Retirement Plan ("Guaranteed Rate")*; or

   (2) a number of units ("Units"), to be determined and valued in accordance with the fair market value of shares of the Company's Common Stock of 50 cents par value ("Common Stock"), the method of such determination and valuation being set forth in Attachment A to the Plan.

Effective with respect to calendar quarters ending after December 31, 1988, Directors' elections as to Factors shall remain the same as those of the previous paragraph, except that clause (b) of the first Factor be, and it hereby is, changed to read as follows:

   (b) the guaranteed annual rate in effect for such quarter under the Interest income Account of the (i) J. C. Penney Company, Inc. Savings and Profit-Sharing Retirement Plan, or (ii) J. C. Penney Company, Inc. Savings, Profit-Sharing, and Stock Ownership Plan, whichever is higher ("Guaranteed Rate")*.

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*Note:  In 1992, a change was made to the Company's Savings Plans with respect to the Interest Income Accounts. A new investment vehicle called "Structured Income Contracts" was added to these accounts to replace the contracts commonly known as "Guaranteed Interest Contracts." As a result, a fixed rate is no longer available at the beginning of a quarterly period; the rate is determined at the end of the quarter based on the aggregate interest income realized by the investments held in the Interest Income Accounts. An administrative change has been made to the Directors' Deferred Compensation Plan with respect to the interest rate factor to continue the intent of conforming this interest rate factor to the corresponding interest rate factor in the Savings Plans.

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Effective with respect to calendar quarters ending after June 30, 1997, in addition to the Factors provided in the two immediately preceding paragraphs, a Director may elect that all but not a part of the balance in his or her Account be determined by reference to the average interest rate in effect for such quarter under the J. C. Penney Company, Inc. 1995 Deferred Compensation Plan.

The Director's election as to the Factor to be referenced to determine the balance in his or her Account and any change in such election, shall be effective on the first day of the calendar quarter following receipt by the Secretary of the Company of written notice thereof; provided, however, that in the absence of any such election, the Factor for a Director's Account shall be deemed to be the Guaranteed Rate.

5.  PAYMENT FROM DIRECTORS' ACCOUNTS
At the time a Director elects to participate in the Plan, he or she shall also make an election, which election shall be irrevocable, except as hereinafter provided, as to his or her deferral payment date, which shall be the first business day of a calendar year selected by the Director ("Deferral Payment Date"); provided, however, that such year shall in no event be later than the fifth calendar year following the calendar year in which the Director shall have become ineligible for election or re-election as a Director under the Company's Bylaws. With respect to a Director's Retirement Transfer, in no event may the Deferral Payment Date commence before the later of the Director's attainment of age 65 or the Director's separation from Board service. In no event may a Deferral Payment Date be changed except as provided in Section 6.

If an election to defer was made prior to September 25, 1984, payment of the balance in a Director's Account shall be made in the number of annual installments elected by such Director, and if an election to defer is made on or after September 25, 1984, payment of the balance in a Director's Account shall be made in 10 annual installments. In either event, the Committee may, with the consent of a Director, subsequently on a one-time basis reduce the number of annual installments (including a reduction to a lump sum payment) payable to such Director, provided that any such reduction is made no later than 30 days prior to such Director's Deferral Payment Date.

The first installment or the lump sum, as the case may be, shall be paid on the Deferral Payment Date, and subsequent installments, if any, shall be paid on the first business day of each succeeding calendar year until the entire remaining balance in a Director's Account shall have been paid. During any period in which a balance remains in a Director's Account, such remaining balance shall continue to be determined by the Factor which is then in effect for such Director until further changed by such Director. When a Director is to receive the balance of his or her Account in annual installments, each such annual installment shall be a fraction of the balance in such Account on the date such annual installment is to be paid, the numerator of which is one and the denominator of which is the total number of installments then remaining to be paid.

Any payments from a Director's Account shall be made in cash, and in no event shall shares of Company Stock be issued to a Director, even if such Director shall have elected to have the value of his or her Account determined by reference to the Unit Factor.

6.  PAYMENT IN EVENT OF DEATH OR HARDSHIP
If a Director should die before the balance in his or her Account shall have been paid in full, the balance then remaining shall be paid promptly in a lump sum to such Director's estate or to his or her designated beneficiary or beneficiaries. A Director may designate one or more beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the Director's death. At any time, and from time to time, any such designation may be changed or canceled by the Director without notice to or the consent of any beneficiary. Any such designation, change, or cancellation shall be effective upon receipt by the Secretary of the Company of written

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notice thereof. If a Director designates more than one beneficiary, any payments to such beneficiaries shall be made in equal shares unless the Director has designated otherwise. If no beneficiary has been named by the Director, or if the designated beneficiary or beneficiaries shall have predeceased him or her, or shall no longer exist, the balance shall be paid to the Director's estate.

The Committee may, at any time, under rules which it may prescribe, direct the Company to pay in a lump sum to a Director all or any portion of the balance then in the Director's Account, if the Committee finds, in its sole discretion, that continued deferral of all or any portion of such balance shall result in a financial hardship to such Director or that such Director has become disabled. In the case of a then existing election to defer, the Committee's determination to pay all or any portion of such balance shall immediately operate as a termination of such election to defer.

7.  TERMINATION OF ELECTION TO DEFER
A Director may at any time terminate his or her election to defer payment of Fees. Such termination shall become effective on the last day of the month in which written notice thereof is received by the Secretary of the Company; provided, however, that any balance in the Account of a Director prior to the effective date of termination of an election to defer shall not be affected thereby and shall be paid only in accordance with Sections 5 and 6. A Director who has filed a termination of election to defer or whose election to defer has been terminated in accordance with Section 6 may thereafter again file an election to defer in accordance with Section 3.

8.  NONASSIGNABILITY
During a Director's lifetime, the right to the balance in his or her Account shall not be transferable or assignable. Nothing contained in the Plan shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or his or her beneficiary, or shall give, or be deemed to give, to any Director or his or her beneficiary any interest in any specific assets of the Company.

9.  AMENDMENT
The Board of Directors of the Company may, at any time, without the consent of the participants, amend, suspend, or terminate the Plan. Subject to any applicable laws and regulations, no amendment, suspension, or termination of the Plan shall operate to annul an election already in effect for the then current calendar year or for any preceding calendar year and Fees shall continue to be deferred until the end of such current calendar year in accordance with a Director's then current election; and the balance in the Director's Account shall continue to be payable in accordance with a Director's then current election and, until paid, to be measured by a factor to be determined from time to time by the Committee.

10.  GOVERNING LAW
The Plan shall be construed and enforced according to the laws of the State of New York, and all the provisions thereof shall be administered according to the laws of said State.

11.  SEVERABILITY OF PROVISIONS
If any of the provisions of the Plan or the application thereof to any Director shall be held invalid, neither the remainder of the Plan nor its application to any other Director shall be affected thereby.

12.  EFFECTIVE DATE
The Plan shall become effective on August 28, 1979; and was amended on September 25, 1984; June 28, 1988; February 28, 1989; July 8, 1992; and April 9, 1997.

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                                                                    Attachment A

GENERAL
Units shall be measured by reference to the fair market value of a share of Company Stock.

FAIR MARKET VALUE
For purposes of the Plan, the fair market value ("Fair Market Value") of a share of Company Stock shall be the closing market price for that date as reported in the composite transaction table covering transactions of New York Stock Exchange listed-securities or such other amount as the Plan Committee shall ascertain reasonably to represent such Fair Market Value.

CALCULATION OF UNITS
The number of Units, to be calculated to the nearest thousandth of a Unit, shall be determined (1) on the effective date of the election of the Unit Factor, by dividing (a) the balance, if any, then in a Director's account by (b) the Fair Market Value of a Share of Company Stock on the last trading day prior to the date of election of such Factor and (2) as to Fees deferred thereafter, by dividing (a) the amount of such deferred Fees on any date on which such Fees would otherwise have been paid by (b) the Fair Market Value of a share of Company Stock on the last trading day prior to the date such deferred Fees would otherwise have been paid.

CASH DIVIDENDS
Whenever a cash dividend is paid on a share of Company Stock, the number of Units in a Director's Account shall be increased by a number determined by dividing (1) the product of (a) the number of such Units times (b) an amount equal to the amount of the cash dividend paid on a share of Company Stock by (2) the Fair Market Value of a share of Company Stock on the last trading date prior to the appropriate dividend payment date.

ADJUSTMENTS
In the event of any change in the outstanding Company Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, distribution to holders of Company Stock (other than cash dividends), or the like, the Plan Committee shall adjust appropriately the number of Units credited to a Director's Account.

VALUATION OF ACCOUNT BALANCE REFERENCED TO UNITS
If a Director has elected to have his or her Account balance determined by reference to the Unit Factor, then the value at any time of the balance in such Account shall be determined by multiplying (1) the number of Units in such Account by (2) the Fair Market Value of a share of Company Stock on the last trading day prior to the date such value is determined.